Exhibit 99.1

MULTIMEDIA GAMES REPORTS Q3 FY ’08 REVENUE

OF $30.3 MILLION AND NET INCOME OF $0.2 MILLION

AUSTIN, Texas, August 6, 2008 – Multimedia Games, Inc. (Nasdaq: MGAM) today reported operating results for its 2008 fiscal third quarter ended June 30, 2008, as summarized below:

Summary and Review of Q3 Results:

(In millions, except per-share and player terminal data)

	For the Three Months Ended June 30,
	2008	2007
Revenue	$30.3	$30.9
EBITDA(1)	$15.7	$17.5
Net income	$0.2	$0.7
Diluted earnings per common share	$0.01	$0.02
Average installed player terminals:
Class II
(Legacy and Reel Time Bingo® games)	2,352	5,110
Oklahoma compact games(2)	5,305	3,846
Mexico	4,355	1,893
Other gaming units(3)	2,752	2,662

(1)	EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. A reconciliation of EBITDA to net income (loss), the most comparable generally accepted accounting principles (“GAAP”) financial measure, can be found attached to this release.
(2)	“Oklahoma compact games” includes stand-alone offerings and server-based games.
(3)	“Other gaming units” includes those gaming units placed in charity halls, Malta, and the Rhode Island lottery.

For the fiscal 2008 third quarter, Multimedia Games reported revenue of $30.3 million, compared with revenue of $30.9 million in the comparable period of fiscal 2007. The year-over-year revenue decline primarily reflects a 39% decline in Class II revenue and a 24% decline in revenue derived from the charity bingo market, offset in part by a 33% improvement in revenue from games played under the compact in Oklahoma, a 109% increase in revenue derived from the electronic bingo market in Mexico, and a 19% revenue gain related to Multimedia’s New York Lottery operations. In addition, revenue derived from the Oklahoma market, which includes revenue from compact games and from Class II games, improved by 8% compared to the prior year period.

Net income for the 2008 third quarter period was $0.2 million, or $0.01 per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share, in prior year period.

Anthony Sanfilippo, Multimedia’s President and CEO, commented, “Since I joined Multimedia Games in mid-June, I have engaged in a discovery process to understand our Company’s strengths and opportunities. I have met with customers and visited their casinos and facilities. And, I have talked with Multimedia team members and other stakeholders to gain insight into ways we can improve and become a more valuable company. We are carefully assessing our existing organizational structure in terms of our ability to support the products and systems we offer, where we deploy those products, and whether resources are aligned with present commitments and future opportunities.

“First, let me say that we have terrific customers and business partners. In the key markets of Oklahoma and Mexico, these partners are well disciplined and forward-thinking, providing Multimedia with an opportunity to leverage existing relationships and committed floor space at their facilities in ways that should prove to be mutually beneficial. In Oklahoma, our customers are significant players in the future of gaming entertainment, and we will focus talent and resources to assist them with improving the performance of their gaming floors. I am pleased with our year-over-year revenue growth in Oklahoma and look forward to the imminent growth of our installed base which will come with the opening of our customer’s expanded facility north of Dallas. The Chickasaw Nation’s WinStar World Casino will open the first phase of its terrific new facility in early September, and we will have placement of approximately 600 new gaming units on the casino floor.

“In Mexico, we are fortunate to have a relationship with Apuestas Internacionales, S.A., a subsidiary of Televisa, a tremendous company that is committed to making gaming entertainment a viable choice for entertainment in Mexico. We will assist our partners at Televisa, as well as our other customers in Mexico, to work through issues typically associated with the early maturation of new gaming markets. This market provides an opportunity for us to provide insights into a means of unlocking value and creating a long-term business model.

“The review of our products and systems reveals strength and opportunity, as we continue our move into the Class III market. A particular bright spot appears to be our wide body units, as initial deployments are performing well, and growing in popularity among our customers and their players. However, we have significant work to do to ensure that we are providing robust, reliable and relevant technology, content and products to our customers. We are establishing a focused and disciplined process of determining how we approach providing resources for both existing and new products. We are committed to excellence in all that we do and are reviewing current practices to ensure we are focused on doing those things that ultimately increase the value of Multimedia Games.

“I am particularly pleased with two recent additions to our senior management team. Ginny Shanks, our new Chief Marketing Officer, is widely recognized as a leader in marketing and branding in the gaming entertainment industry. Among other responsibilities, she will oversee efforts to support the appeal and performance of Multimedia’s products on our customers’ gaming floors, in addition to being involved in all phases of product development from inception to deployment. Uri Clinton, our new General Counsel, will head up a newly created Legal Affairs Department, utilizing his considerable experience to bring both improved efficiencies and cost savings to the organization, while also allowing us to expand our product licensing opportunities.”

Randy Cieslewicz, Multimedia’s Chief Financial Officer, added, “Moving forward, Multimedia will closely evaluate and monitor the value of all aspects of our operations, including staff size and resource allocation as well as third-party vendor, supplier and consulting relationships, to ensure that each element contributes to operational or financial improvements and growth in shareholder value. In addition, as Multimedia pursues growth opportunities in new gaming markets, we will continuously review every market we currently serve to be certain each of these opportunities generates, or will generate, an appropriate return on the investment the Company has made in people, products and technology.”

Mr. Sanfilippo, concluded, “As we complete our management team’s internal review process and further assess market opportunities, we will be able to reveal more specific plans and initiatives. Our collective goal at Multimedia Games is to be a company that may be counted upon to consistently deliver value to our shareholders.”

The table below sets forth Multimedia’s end-of-period installed player terminal base by product line or market for the fiscal quarters ended June 30, 2008, March 31, 2008, and June 30, 2007.

Quarter Ended	Reel Time Bingo	Legacy and Other(1)	Total Class II Units	Class III Units(2)	Mexico Electronic Bingo Units	Charity Units	Total Units
6/30/2008	2,132	555	2,687	5,375	4,294	2,362	14,718
3/31/2008	2,223	563	2,786	5,169	4,039	2,469	14,463
6/30/2007	4,624	519	5,143	3,973	2,426	2,569	14,111

(1)	Includes 252 traditional electronic bingo games installed in certain international markets for the quarters ended June 30, 2008 and March 31, 2008 and 166 units for the quarter ended June 30, 2007.
(2)	The “Class III Units” totals as of 6/30/2008 and 3/31/2008 include 50 units that were installed in Rhode Island compared to no Class III units installed in Rhode Island at 6/30/2007. “Class III Units” totals for all three above noted periods also reflects installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma, including Multimedia’s and other vendors’ stand-alone games.

The table below breaks out by product line Multimedia’s end-of-period, Oklahoma installed player terminal base for the fiscal quarters ended June 30, 2008, March 31, 2008 and June 30, 2007.

Quarter Ended	Total Class II Units	Stand-Alone Units	Other Compact Units(1)	Total Compact Units	Total Units
6/30/2008	1,104	5,248	77	5,325	6,429
3/31/2008	1,183	4,902	217	5,119	6,302
6/30/2007	2,194	3,448	525	3,973	6,167

(1)	“Other Compact Units” represents server-based games.

On or about August 15, 2008, Multimedia will provide an update on its total installed base and product mix as of July 31, 2008.

Research and development expense in both the June 30, 2008 and June 30, 2007 quarters was $4.0 million. During the quarters ended June 30, 2008 and March 31, 2008, Multimedia capitalized $0.9 million in costs related to the internal development of software for its gaming products and systems. Approximately $0.8 million of the capitalized costs in the June 2008 quarter were related to the development of new content, and approximately $0.1 million was for systems. For the three months ended June 30, 2008, capital expenditures were $13.4 million, of which $13.3 million was for gaming equipment and license purchases, and $0.1 million was for all other capital expenditures. Included in the gaming equipment purchases was $6.8 million related to gaming equipment and licenses purchased under the third party vendor agreements. The remaining equipment purchases relate primarily to the hardware associated with the development of our proprietary Class III products and maintenance capital expenditures.

Conference Call

Multimedia Games, Inc. is hosting a conference call and webcast today, August 6, beginning at 9:00 a.m. EDT (8:00 a.m. CDT). Both the call and the webcast are open to the general public. The conference call number is 719-325-4850 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The words “will,” “expect,” “believe,” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: (i) the risk that Multimedia does not generate anticipated revenue growth in the Oklahoma market through the opening of the Chickasaw Nation’s WinStar World Casino or otherwise, or does not increase the percentage of its installed base in the state operating under long-term, revenue share agreements due to delays or difficulties in the Company’s planned conversion to Class III stand-alone games in Oklahoma, or there is a lack of market acceptance of the Class III stand-alone games or delays in the opening of the key customer property in southern Oklahoma; (ii) the risk that Multimedia’s installed base in Mexico will not grow as expected due to delays in the opening of new facilities in Mexico or the placement of fewer units than anticipated at Mexican facilities; and, (iii) the continuing risks to the Company’s financial condition and operations from regulatory developments, ongoing competitive pressures, the failure of customers to place terminals and units into operation, the removal of terminals from facilities of existing customers and the failure of one or more of our projected revenue sources or significant development opportunities to generate anticipated revenues. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2008 and September 30, 2007

(In thousands, except share and per-share amounts)

(Unaudited)

	June 30, 2008	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,193	$5,805
Accounts receivable, net of allowance for doubtful accounts of $1,138 and $854, respectively	25,209	22,176
Inventory	2,445	3,602
Deferred contract costs	212	—
Prepaid expenses and other	2,226	2,906
Notes receivable, current portion	20,499	12,248
Federal and state income tax receivable	511	—
Deferred income taxes	3,950	1,932

Total current assets	59,245	48,669
Restricted cash and long-term investments	868	928
Leased gaming equipment, net	35,829	38,579
Property and equipment, net	73,055	75,332
Notes receivable, net	54,663	36,797
Intangible assets, net	39,802	35,884
Other assets	5,248	3,497
Deferred income taxes	19,081	16,583

Total assets	$287,791	$256,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,259	$563
Accounts payable and accrued expenses	21,455	22,021
Federal and state income tax payable	2,021	2,444
Current deferred revenue	2,177	1,020

Total current liabilities	26,912	26,048
Revolving line of credit	34,171	7,000
Long-term debt, less current portion	69,262	74,484
Other long-term liabilities	1,168	928
Deferred revenue, less current portion	4,146	—

Total liabilities	135,659	108,460

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 32,491,238 and 32,134,614 shares issued, and 26,587,821 and 26,231,197 shares outstanding, respectively	325	321
Additional paid-in capital	82,448	80,112
Treasury stock, 5,903,417 common shares at cost	(50,128)	(50,128)
Retained earnings	119,024	117,498
Accumulated other comprehensive income	463	6

Total stockholders’ equity	152,132	147,809

Total liabilities and stockholders’ equity	$287,791	$256,269

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2008 and 2007

(In thousands, except share and per-share amounts)

(Unaudited)

	2008	2007(2)
REVENUES:
Gaming revenue:
Class II	$6,239	$10,269
Oklahoma Compact	14,562	10,909
Charity	3,332	4,368
All other(1)	5,467	3,679
Gaming equipment, system sale and lease revenue	314	1,181
Other	338	492

Total revenues	30,252	30,898

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	336	1,023
Selling, general and administrative expenses	16,102	15,376
Amortization and depreciation	13,605	14,771

Total operating costs and expenses	30,043	31,170

Operating income (loss)	209	(272)
OTHER INCOME (EXPENSE):
Interest income	1,342	924
Interest expense	(2,031)	(1,003)
Other	828	1,607

Income before income taxes	348	1,256
Income tax expense	(184)	(571)

Net income	$164	$685

Basic earnings per share	$0.01	$0.02

Diluted earnings per share	$0.01	$0.02

Common Shares used in earnings per share calculation:
Basic	26,338,774	27,911,379
Diluted	27,153,313	29,746,543

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, and Mexico markets.
(2)	Certain amounts have been reclassified to conform to the current period presentation.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended June 30, 2008 and 2007

(In thousands, except share and per-share amounts)

(Unaudited)

	2008	2007(2)
REVENUES:
Gaming revenue:
Class II	$21,825	$38,499
Oklahoma Compact	40,261	25,494
Charity	11,585	13,570
All other(1)	15,367	9,203
Gaming equipment, system sale and lease revenue	2,463	2,208
Other	1,188	1,700

Total revenues	92,689	90,674

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	1,540	1,739
Selling, general and administrative expenses	48,836	50,521
Amortization and depreciation	38,561	44,209

Total operating costs and expenses	88,937	96,469

Operating income (loss)	3,752	(5,795)
OTHER INCOME (EXPENSE):
Interest income	3,612	3,573
Interest expense	(6,662)	(3,534)
Other	2,038	2,718

Income (loss) before income taxes	2,740	(3,038)
Income tax (expense) benefit	(919)	917

Net income (loss)	$1,821	$(2,121)

Basic earnings (loss) per share	$0.07	$(0.08)

Diluted earnings (loss) per share	$0.07	$(0.08)

Shares used in earnings per share calculation:
Basic	26,270,676	27,708,412
Diluted	27,241,722	27,708,412

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, and Mexico markets.
(2)	Certain amounts have been reclassified to conform to the current year presentation.

Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia’s past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia’s operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:

Reconciliation of U.S. GAAP Net income to EBITDA:

	For the Three Months Ended June 30,
	2008	2007
	(in thousands)
Net income	$164	$685
Add back:
Amortization and depreciation	13,605	14,771
Accretion of contract rights(1)	1,063	1,352
Interest expense, net	689	79
Income tax expense	184	571

EBITDA	$15,705	$17,458

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

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